Exhibit 99.3

THE UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET AND STATEMENT OF OPERATIONS OF ADEX MEDIA, INC. AS OF DECEMBER 31, 2007 AND MARCH 31, 2008

The accompanying condensed consolidated pro forma financial statements illustrate the effect of the stock purchase agreement between Adex Media, Inc. and Abundantad, Inc. as well as the asset purchase agreement between Abundantad, Inc. and PiecesMedia, LLC on the Company’s financial position and results of operations.  The condensed consolidated balance sheet assumes the acquisition took place on January 1, 2007. Abundantad was formed in February 2008. The pro forma adjustments take into account equity raised by Abundantad as of March 31, 2008.

The pro forma condensed consolidated statements of operations for the period ended December 31, 2007 are based on the historical audited statement of operations of Adex Media since its inception (March 13, 2007) and the historical audited financial statements of PiecesMedia for the year ended December 31, 2007. It assumes the merger took place on January 1, 2007.

The pro forma condensed consolidated statement of operations for the three months ended March 31, 2008 are based on the historical unaudited statement of operations of Adex Media and Abundantad for the three months ended March 31, 2008 and the unaudited statement of operations for Abundantad for the period February 4, 2008 (inception) through March 31, 2008.  The pro forma condensed statement of operations assumes the acquisitions took place on January 1, 2008.

The accompanying pro forma condensed consolidated financial statements should be read in conjunction with the historical financial statements of Adex Media and PiecesMedia, LLC.

ADEX MEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE YEAR ENDED DECEMBER 31, 2007

	Pieces Media	Abundantad	Adex Media	Adjustments		Consolidated Pro Forma
Revenues	$1,770,338		$1,140			$1,771,478
Cost of revenues	1,328,322		-			1,328,322

Gross profit	442,016		1,140			443,156

Operating expenses–general, administrative, and marketing costs	58,261		70,314	$122,572	(A)	251,147

Total operating expenses	58,261		70,314			251,147

Income (loss) from operations	383,755		(69,174)			192,009

Interest income, net	2,320		-			2,320

Income (loss) before taxes	386,075		(69,174)			194,329

Income taxes	-		-	71,017	(B)	71,017

Net income (loss)	$386,075		$(69,714)	$193,589		$123,312

ADEX MEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
FOR THE THREE MONTHS ENDED MARCH 31, 2008

	Pieces Media	Abundantad	Adex Media	Adjustments		Consolidated Pro-forma

Revenues	$690,553	$-	$855			$691,408

Cost of revenues	543,660	-	-			543,660

Gross profit	146,893	-	855			147,748

Operating expenses–general, administrative, and marketing costs	41,786	45,543	11,572			98,901

Total operating expenses	41,786	45,543	11,572			98,901

Income (loss) from operations	105,107	(45,543)	(10,717)			48,847

Interest income, net	2,558	1,881	-			4,439

Income (loss) before taxes	107,665	(43,662)	(10,717)			53,286

Income taxes	-	-	-	$14,532	(C)	14,532

Net income (loss)	$107,665	$(43,662)	$(10,717)	$(14,532)		$38,754

ADEX MEDIA, INC. AND SUBSIDIARIES
UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
 AS OF MARCH 31, 2008

	Pieces Media	Abundantad	Adex Media	Pro Forma Adjustments		Pro-forma
ASSETS
Current assets:
Cash and cash equivalents	$109,372	$458,159	$3,173			$570,704
Marketable securities	206,511	3,151,853	-			3,358,364
Accounts receivable, less allowance of $410 and $0	210,664	-	-			210,664
Prepaid expenses	-	11,976	3,333			15,309

Total current assets	526,547	3,621,988	6,506			4,155,041

Property and equipment, net	3,394	-	4,444			7,838

Total assets	$529,941	$3,621,988	$10,950			$4,162,879

LIABILITIES AND EQUITY
Current liabilities:
Accounts payable	$85,573	$-	$1,225			$86,798
Accrued liabilities	71,804	22,493	2,810	71,017	(B)	182,656
				14,532	(C)

Total current liabilities	157,377	22,493	4,035			269,454

Capital and Members’ equity
Common stock		2,640	565	(565)	(D)	2,640

Additional paid-in capital		3,640,517	82,735	287,015	(E)	3,934,447
				(76,385)	(F)
				565	(D)
Members' equity/retained	372,564	(43,662)	(76,385)	(287,015)	(E)	(43,662)
earnings (accumulated deficit)				76,385	(F)
				(71,017)	(B)
				(14,532)	(C)

Capital and members’ equity	372,564	3,599,495	6,915			3,893,425

Total liabilities and equity	$529,941	$3,621,988	$10,950	$-		$4,162,879

NOTES TO THE PRO FORMA COMBINED CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

The combined condensed consolidated balance sheet and combined consolidated statements of operations includes the accounts of PiecesMedia, Abundantad, Inc. and Adex Media, Inc.  This acquisition will be accounted for as a reverse merger (recapitalization) with Abundantad deemed to be the accounting acquirer, and Adex Media deemed to be the legal acquirer.

(A)	PiecesMedia was a limited liability corporation and as such did not pay salaries to owner/employees. This adjustment reclassifies draws by owner/employees to operating expenses.

(B)
PiecesMedia was a limited liability corporation and as such did not pay income taxes. This adjustment reflects the income taxes that would have been paid under U.S. and California law for the year ended December 31, 2007 had the companies been one consolidated entity.

(C)
 PiecesMedia was a limited liability corporation and as such did not pay income taxes. This adjustment reflects the income taxes that would have been paid under U.S. and California law for the three months ended March 31, 2008 had the companies been one consolidated entity.

(D)	Elimination entry to adjust common stock to post-merger level.

(E)	Elimination entry reflecting elimination of members’ equity of PiecesMedia.

(F)	Elimination entry to reflect elimination of accumulated deficit of Adex Media.